Exhibit 21

                       SUBSIDIARIES OF THE REGISTRANT



     Unisys Corporation, the registrant, a Delaware company, has no parent. The registrant owns directly or indirectly all the voting securities of the following subsidiaries:
                                                               State
                                                              or Other
                                                            Jurisdiction
                                                              Under the
                                                            Laws of Which
Name of Company                                               Organized
----------------                                            --------------

Unisys Canada Inc.                                            Canada
Convergent Technologies, Inc.                                 California
Unisys Australia Limited                                      Michigan
Unisys New Zealand Limited                                    New Zealand
Unisys Espana S. A.                                           Spain
Unisys (Schweiz) A.G.                                         Switzerland
Unisys Belgium                                                Belgium
Unisys Deutschland G.m.b.H.                                   Germany
Unisys Eletronica Ltda.                                       Brazil
Unisys France                                                 France
Unisys Italia S.p.A.                                          Italy
Unisys Limited                                                England
Unisys Nederland N.V.                                         Netherlands
Unisys de Mexico, S.A. de C.V.                                Mexico
Unisys Korea Limited                                          Korea
Unisys South Africa, Inc.                                     Delaware
Unisys de Colombia, S.A.                                      Delaware

     The names of certain subsidiaries are omitted from the above list; such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.